LIMITED PARTNERSHIP AGREEMENT
                                       OF
                           CREEKSIDE APARTMENTS, LLLP

                              PARTNERSHIP AGREEMENT
                                       OF
                           CREEKSIDE APARTMENTS, LLLP

                A Colorado Limited Liability Limited Partnership

     This PARTNERSHIP AGREEMENT OF CREEKSIDE APARTMENTS, LLLP ("Agreement") is made and entered into as of October 28, 1998, by and between Wood Avenue Investment Co., LLC, a Colorado limited liability company ("Wood") and Bishop Powers, Ltd., a Colorado limited partnership ("Bishop"), as those entities executing the signature pages hereof as Limited Partners (hereinafter collectively referred to as "Limited Partners"), and Wood Avenue Investment Co., LLC, a Colorado limited liability company, as General Partner (hereinafter referred to as "General Partner"), for themselves, their successors, and assigns (sometimes the General Partner and Limited Partners are referred to herein individually as "Partner" or collectively as "Partners") for the purpose of forming Creekside Apartments, LLLP, a Colorado limited liability limited partnership, formed pursuant to the Colorado Uniform Limited Partnership Act of 1981 ("Colorado Act"), on all the terms and conditions set forth herein.

                                    RECITALS

          A. On behalf of the Partners, Creekside Apartments, LLLP (hereinafter referred to as the "Partnership"), was created by the filing of a Certificate of Limited Partnership with the Colorado Secretary of State on August 17, 1998, which Certificate of Limited Partnership may be amended in the sole and absolute discretion of the General Partner.

          B. The Partnership was registered as a Colorado limited liability limited partnership by the filing of such Registration Statement with the Secretary of State of Colorado on September 3, 1998.

          C. The parties hereto desire to effect the admission of Limited Partners to the Partnership and to set forth the terms and conditions of their Partnership Agreement as stated herein.

          D. The parties now desire to enter into this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Partnership is hereby established subject to the following terms and conditions:

                                    ARTICLE I
                        NAMES, ADDRESSES, AND DEFINITIONS

          1.1 Name. This Partnership shall be known as and shall operate under the name of Creekside Apartments, LLLP, a Colorado limited liability limited partnership.

          1.2 Purpose. The purpose of the Partnership shall be to: (i) acquire from Bishop ("Seller") approximately 18 acres of undeveloped real property ("Land") located appurtenant to Powers Boulevard between Galley Road and Palmer Park in Colorado Springs, CO, as more particularly described on Exhibit A attached hereto and incorporated herein; (ii) rezone and develop the Land and construct improvements thereon consisting of an apartment complex comprised of approximately 350 units, together with parking facilities, pool and other appurtenances and amenities thereon ("Improvements") [the Land and Improvements are hereinafter collectively called the "Property" or "Project")]; and (iii) hold, renovate, improve, repair, operate and manage the Property and to ultimately lease, operate, sell, exchange or otherwise dispose of the Property in the hope of deriving "Net Profits" therefrom as defined in this Agreement. As of the date of this Agreement, it is estimated that total costs to acquire the Land and complete the Project, including equity, will be approximately $20,000,000. No other purpose will be pursued by the Partnership without the approval of the Limited Partners as otherwise provided herein. The principal place of business of the Partnership shall be 102 No. Cascade Ave., 5th Floor, Colorado Springs, CO 80903, or such other location(s), inside or outside the State of Colorado, as are necessary or desirable for the conduct of the Partnership's business as designated by the General Partner. In addition, the initial record keeping office of the Partnership shall be located at the above address.

          1.3 Registered Office and Registered Agent. The Partnership's initial registered office shall be at the office of its registered agent at Griffis/Blessing, Inc., 102 No. Cascade Ave., 5th Floor, Colorado Springs, CO 80903, and the name of its initial registered agent at such address shall be Buck Blessing. The registered office and registered agent may be changed from time to time by filing the address of the new registered office and/or the name of the new registered agent with the Colorado Secretary of State pursuant to the Colorado Act.

          1.4 Addresses of the General Partner. The name and address of the General Partner is set forth below:

                  Wood Avenue Investment Co., LLC,
                  a Colorado limited liability company
                  c/o Griffis/Blessing, Inc.
                  102 No. Cascade Ave., 5th Floor
                  Colorado Springs, CO 80903

The names and addresses of the Limited Partners are set forth in the individual Subscription Agreements attached hereto. A Partner may change such address by written notice as provided herein to the Partnership.

          1.5 Term. Except as provided herein, the Partnership shall continue from the date of the filing of the Certificate of Limited Partnership with the Secretary of State of the State of Colorado without dissolution until the first to occur of the following: (i) the written agreement of the General Partner and Limited Partners to dissolve the Partnership; (ii) the dissolution of the Partnership in accordance with either the provisions of this Partnership Agreement or the Colorado Act; or (iii) the expiration of 50 years from the date of the completion of the Project.

          1.6 Partnership Property.

               (a) All property owned and acquired by the Partnership, whether real or personal, tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually, shall have any ownership interest in any such Partnership Property. All property paid or brought into, or transferred to, the Partnership as a Capital Contribution of a Partner, or subsequently acquired by purchase, trade or otherwise, on account of the Partnership, is Partnership Property.

               (b) Legal title to Partnership Property, whether real, personal or fixtures, shall be taken in the name of Creekside Apartments, LLLP.

          1.7 Certificates. In addition to the Certificate of Limited Partnership, the General Partner shall file and publish all such certificates, notices, statements or other instruments, and appropriate amendments thereto for the formation, operation, continuation, dissolution, and liquidation of a limited liability limited partnership as the General Partner may deem necessary or advisable, including but not limited to, the registration of the Partnership as a limited liability limited partnership.

          1.8  Definitions.   The  following  terms  used  in  this  Partnership
Agreement shall have the following meanings (unless otherwise expressly provided herein):

               (a) "Capital Account" as of any given date shall mean the Capital Contribution to the Partnership by a Partner as adjusted up to the date in question pursuant to Articles III and IV herein. "Deficit Capital Account" shall mean with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the taxable year.

               (b) "Capital Contribution(s)" shall mean contributions to the capital of the Partnership in cash or property by a Partner whenever and when and as actually made, and where required shall mean the aggregate Capital Contributions of a Partner for purposes of determining a Partner's pro rata interest in the Partnership. "Initial Capital Contribution" shall mean the initial Capital Contributions when and as actually made by the Partners to the capital of the Partnership pursuant to this Partnership Agreement for purposes of determining the Preference, all distributions and other allocations hereunder.

               (c) "Capital Interest" shall mean the proportion that a Partner's positive Capital Account bears to the aggregate positive Capital Accounts of all Partners whose Capital Accounts have positive balances as may be adjusted from time to time.

               (d) "Cash Available from Major Capital Event" means, with respect to any particular Major Capital Event, the net cash proceeds of such event after the payment of the then current Partnership liabilities, applicable transaction expenses, and an allowance for reserves as determined in the sole discretion of the General Partner for working capital, contingencies and replacements.

               (e) "Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of Creekside Apartments, LLLP, as filed with the Secretary of State of Colorado, as the same may be amended from time to time.

               (f) "Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent superseding federal revenue laws.

               (g) "Commencement of Construction " shall mean the issuance of a building permit at the Project by the City of Colorado Springs, CO and commencement of any work in connection with the development and/or construction at the Project.

               (h) "Colorado Act" shall mean the Colorado Uniform Limited Partnership Act of 1981, at C.R.S. ss.7-62-101, et seq.

               (i) "Distributable Cash" shall mean all cash, revenues, and funds received by the Partnership from Partnership operations or activities, less the sum of the following to the extent paid or set aside by the Partnership: (i) all principal and interest payments on indebtedness of the Partnership and all other sums paid to lenders; (ii) all cash expenditures incurred incident to the normal operation of the Partnership's business, including any reimbursements and/or management fees provided for herein, whether paid to the General Partner, third parties, or affiliates of the General Partner; and (iii) such Reserves as the General Partner deems reasonably necessary for the proper operation of the Partnership's business, including but not limited to, working capital requirements, capital replacements, improvements and any contingencies as determined by the General Partner.

               (j)  "Entity"  shall  mean  any  general   partnership,   limited
partnership,   limited   liability   partnership,   limited   liability  limited
partnership, limited partnership association, limited liability company, corporation, joint venture, trust, business trust, cooperative, or association or any foreign trust or foreign business organization, or any other entity through which business may be lawfully conducted.

               (k) "Fiscal Year" shall mean the Partnership's fiscal year, which shall be the calendar year.

               (l) "General Partner" shall mean each of the parties who executes a counterpart of this Partnership Agreement as a General Partner and each of the parties who may hereafter become a General Partner in accordance with the terms of this Partnership Agreement. References to the General Partner in the singular shall also, where the context so requires, be deemed to include the plural.

               (m) "Liquidating Event" means a sale, condemnation, exchange, foreclosure or other transaction which results in the disposition of all or substantially all of the Property and triggers dissolution of the Partnership or any other event that triggers a dissolution of the Partnership, as determined by the General Partner and approved by the Limited Partners.

               (n)  "Major   Capital   Event"  means  any  event   (excluding  a
Liquidating Event) arising other than in the ordinary course of the Partnership's business and which results in proceeds (net of funds needed for debt service, reconstruction, ongoing Reserves, to be determined in the General Partner's sole and absolute discretion, and other Partnership purposes) in excess of $100,000, including without limitation: (i) the sale or exchange of less than all or less than substantially all of the Partnership's interest in the Property; (ii) a condemnation of less than all or less than substantially all of the Partnership's interest in the Property; and (iii) the recovery of damage awards or settlements or insurance proceeds for the loss of or damage to the Property (net of the costs of physical restoration of the remaining portion of the Property or replacement of the whole); and (iv) a borrowing or refinancing. The designation of an event as a "Major Capital Event" by the General Partner shall be approved by the Limited Partners.

               (o) "Majority" shall mean, where there exists more than one General Partner, one or more votes of the General Partner(s), which, taken together, exceed 50% of the aggregate votes allotted to the General Partners in their capacity as General Partners. For all decisions required to be made by the General Partner(s) under this Agreement, each General Partner shall be allocated one vote.

               (p) "Net Profits" and "Net Losses" shall mean the income, gain, loss, deductions, and credits of the Partnership in the aggregate or separately stated, as appropriate. determined in accordance with Article IV herein.

               (q) "Operations" means all activities of the Partnership not constituting a Major Capital Event or a Liquidating Event.

               (r) "Partnership" shall refer to Creekside Apartments, LLLP, a Colorado limited liability limited partnership.

               (s) "Partnership Agreement" and "Agreement" shall mean this Partnership Agreement, as originally executed and as amended from time to time.

               (t) "Person" shall mean any individual or Entity and the heirs, executors, administrators, legal representatives, successors, and assigns of the "Person" where the context so permits.

               (u) "Preference" means the right to an annual, non-guaranteed, cumulative. non-compounding, priority cash payment equal to 10% per year of the unreturned Capital Contributions of the Limited Partners for which payments the Limited Partners have a priority over distributions to the General Partner as more fully described herein. The Preference shall start to accrue on the Initial Capital Contributions following the later to occur of (i) "Rezoning the Property," defined below; or (ii) acceptance by the General Partner of the Initial Capital Contributions. The Preference shall start to accrue on additional Capital Contributions upon acceptance by the General Partner of such additional Capital Contributions. The Preference shall be computed based on the daily balance of each Limited Partner's unreturned Capital Contributions. Payments of the Preference shall not be deemed to be a return of unpaid Capital Contributions of the Limited Partners.

               (v) "Registration" shall mean that filing with the Colorado Secretary of State necessary to cause the Partnership to become a Colorado limited liability limited partnership as allowed under C.R.S. ss.7-60-144.

               (w) "Reserves" shall mean, with respect to any fiscal period, funds set aside or amounts allocated during such period to reserves which shall be maintained in amounts deemed sufficient by the General Partner (in its sole and absolute discretion) for working capital and to pay taxes, insurance, debt service, or other costs or expense incident to the ownership or operation of the Partnership's Property.

               (x)  "Rezoning  of  the  Property"   shall  mean  the  successful
non-appealable decision by the City Council for the City of Colorado Springs, CO rezoning the Property from PBC to R-5 or PUD status.

               (y)  "Subscription   Agreement"  shall  mean  and  refer  to  the
Subscription Agreement to be executed by each Partner and Limited Partner to evidence their respective interests in the Partnership.

               (z) "Successful Lender Pre-application Conference" shall mean that certain event in which the General Partner and Limited Partners participate in a pre-application loan conference with representatives from the regional office of U.S. Department of Housing and Urban Development, or any other third party lender, in connection with the status of obtaining a non-recourse loan ("Project Financing") to develop and construct the Project and the Partners determine, in their discretion, to complete the application process and submit a formal written loan application to obtain Project Financing.

          (aa) "Treasury Regulations" and "Regulations" shall include proposed, temporary, and final regulations promulgated under the Code in effect as of the date of filing the Certificate of Limited Partnership, and the corresponding section's of any regulations subsequently issued that amend or supersede such regulations.

                                   ARTICLE II
                                OPERATING POWERS

          2.1 Operating Powers. The Partnership shall have and exercise all powers necessary or appropriate to do any and all things necessary or desirable in the opinion of the General Partner to implement the purposes of the Partnership subject to the limitations set forth in this Agreement or the Colorado Act.

                                   ARTICLE III
                                     CAPITAL

          3.1 Initial Capital Contributions, Loans From Partners and Loans From Third Parties. Each of the Partners shall collectively contribute an amount not to exceed $2,505,000 to the Partnership the amounts set forth as follows:

               a. Capital:

                    i. Partners' Cash and Property Contributions: Each original Partner admitted to the Partnership will have offered and made a cash contribution in the amount set forth below. The original Limited Partners shall collectively initially contribute $5,000 as follows prior to, or concurrent with, the execution of this Agreement:

                    Bishop              $4,000
                    Wood                $1,000.

                    The original General Partner shall contribute the sum of $100 prior to, or concurrent with, this Agreement.

                    The original Limited Partners shall also contribute to the Partnership the following when and as provided below:

                    Bishop         The  Land  on  or  after   Rezoning   of  the
                                   Property,   which,   for   purposes  of  this
                                   Agreement shall be valued at $1,600,000.

                    Wood The products or property as follows: Rezoning of the Property, as evidenced by the formal minutes from City Council of Colorado Springs, CO, memorializing the decision to rezone the Property, which, for purposes of this Agreement, shall be valued at $200,000; Successful Lender Pre-application Conference evidenced by written Partnership resolution to complete and submit an application for Project Financing ("Resolution",), which, for purposes of this Agreement, shall be valued at $100,000, and Commencement of Construction evidenced by a building permit issued by the Regional Building Department, which, for purposes of this Agreement, shall be valued at $100,000.

                    ii. Time for Contributions: All of the cash and property contributions shall be paid or contributed as provided above.

                    iii. Non-Cash Contributions: The General Partner shall contribute such time, skill, experience and expertise as are necessary to accomplish the purpose of the Partnership in a timely and commercially reasonable manner. The General Partner's non-cash contributions shall be made on an "as needed" basis sufficient to assure the timely pursuit of the purpose of the Partnership.

                    iv. No Withdrawals or Interest: No Partner shall be entitled to receive any interest on his contributions to the capital of the Partnership nor shall any Partner have the right to withdraw and demand the return of his Capital Contribution except on dissolution of the Partnership or following a decision of the General Partner to distribute capital of the Partnership.

                    v. No Priority: No Partner shall have any priority over any other Partner with respect to any distribution of Partnership Property, or cash, which may be made from the Partnership, except that Limited Partners shall be entitled to priority of distribution as described in Sections 3.2.a., 3.2.b. and 3.2.c.

                    vi. Additional Capital Contributions: Following the request by the General Partner for Partnership purposes, but in no event earlier than Re zoning of the Property, each Limited Partner shall be required to make additional Capital Contributions to the Partnership as follows with the Preference adjusted accordingly:

                    Bishop Up to $100,000, which shall be evidenced by converting the "Limited Partner Loan," defined below, to equity, as provided below; and an additional sum up to $300,000, as determined by the General Partner, at the time the Limited Partner Wood Loan is converted to equity. In the event the Limited

                                   Partner Loan is not converted to equity, or the Limited Partner Loan is repaid from Project Financing, Bishop shall contribute the sum of up to $400,000, as determined by the General Partner, based on the availability of funds to finance the Project.

                     Wood Up to $100,000, which shall be evidenced by converting the "Limited Partner Loan," defined below, to equity, as provided below. In the event the Limited Partner Loan is not converted to equity, or the Limited Partner Loan is repaid from Project Financing, Wood shall contribute the sum of $100,000, as determined by the General Partner, based on the availability of funds to finance the Project.

In the event a Limited Partner elects to not make his contribution as requested by the General Partner, the other Limited Partner(s) may, but shall not be required to, make the contribution of the non-contributing Limited Partner, in which case such contribution shall be treated as a Capital Contribution, and each Limited Partner's pro rata share shall be adjusted to reflect the additional Capital Contribution of the contributing Limited Partner(s).

               b. Loans from Partners: Loans may be obtained from Partners on the following terms:

                    i. Limited Partners: Each Limited Partner, on a pari passu basis, has herewith agreed to loan to the Partnership a sum up to $100,000 each for an aggregate loan not to exceed $200,000 advanced in sums as agreed to by the Limited Partners ("Limited Partner Loan") pursuant to, and in accordance with, that certain Loan Agreement, Promissory Note, Assignment of Partnership Interests, and any other documents evidencing and/or securing the Limited Partner Loan ("Limited Partner Loan Documents"). Pursuant to the Limited Partner Loan Documents, the Limited Partner Loan will accrue interest at a rate equal to the Prime Rate of Interest published in The Wall Street Journal, plus 1%. The obligations of the Partnership under the Limited Partner Loan Documents may be repaid from Project Financing or converted to an equity position to be held by the Limited Partners on a pari passu basis no earlier than Rezoning of the Property and at the sole discretion of the Limited Partners.

                    ii. Additional Loans. In addition to the Limited Partner Loan, following the request of the General Partner for Partnership purposes, each Limited Partner may, in its discretion, but shall not be required to, lend money to the Partnership on such terms and conditions as may be offered by the General Partner. Any such loans shall be made on such terms as the General

Partner shall deem reasonable and appropriate subject to the provisions of Colorado law. If a request for loans is made by the General Partner and the offers to loan from the Limited Partners are greater than the amount needed, the General Partner may, in its discretion, accept the first offers made until the amount required is subscribed or may divide the loans among those offering to loan pro rata based on the amount of each Limited Partner's Capital Contributions.

                    iii. General Partner: Should the Limited Partners choose not to loan all funds needed, or if the timing of the need for such borrowing, in the opinion of the General Partner pursuant to Section 3.b.ii. above, does not permit requesting loans from the Limited Partners, the General Partner may, in its discretion, make one or more loans to the Partnership on terms no more favorable than those offered to the Limited Partners, or if not offered, then on such terms and conditions as are commercially reasonable at that time under prevailing market conditions, which shall not be greater than the Prime Rate of Interest published in The Wall Street Journal plus 2%, not to exceed the legal maximum rate. Any loan by the General Partner shall be due and payable at any time when the repayment thereof, in whole or in part, would, in the opinion of the General Partner, not jeopardize the operating cash necessary for the proper management of the Partnership's business.

               c. Other Loans: The General Partner, or a related entity, intends and is authorized to take such actions to cause the Partnership to obtain new third-party non-recourse development and construction financing with respect to the Property in an amount to be determined by the General Partner from the U.S. Department of Housing and Urban Development, or any other third party lender, which Project Financing will be secured in part by the Partnership's fee estate in the Property. The General Partner anticipates obtaining such development financing on terms acceptable to the General Partner. In addition to loans provided for in Sections 3.1.b.ii. and 3.l.b.iii., the General Partner, or related entity, may and is authorized to loan the Partnership funds to provide a good faith seller and/or lender deposit and pay for any actual costs incurred before funding, and acquisition, with such loan to be unsecured and to have a priority for repayment as the Partnership's cash on hand or in escrow accounts. The General Partner is also authorized to refinance the Property in such amount and upon such terms and at any time it deems suitable. Additionally, the General Partner is authorized to obtain secondary financing applicable to the Property. Such financing may be on such terms and conditions as the General Partner deems commercially reasonable under the circumstances. The General Partner does not guarantee that loans will be available on any terms when the Partnership may need them.

          3.2 Cash Distributions. The General Partner shall make distributions from available cash as follows:

               a. Operating Distributions: Distributable Cash only if and when available from Operations shall be distributed, when deemed appropriate by the General Partner. who shall make a determination as to distributions within 30 days of the Partnership's receipt of substantial funds, but in no event less than quarterly, as follows:

                    i. First, such amounts shall be paid to the Limited Partners until such time as the Limited Partners have received total cash disbursements equal to the Preference; and

                    ii. Second, at any time prior to adopting the Resolution for Successful Lender Pre-application Conference, 100% of the remaining Distributable Cash from Operations to the Limited Partners (80% to Bishop and
20% to Wood), and at any time after adopting the Resolution for Successful Lender Pre-application Conference, 80% of the remaining Distributable Cash from Operations to the Limited Partners (80% to Bishop and 20% to Wood) and 20% to the General Partner.

               b.  Major  Capital  Event   Distributions:   Distributable   Cash
available from a Major Capital Event shall be distributed as follows:

                    i. First, to the extent that the Limited Partners have not received disbursements equal to the Preference, such amounts shall be paid to the Limited Partners until such time as the Limited Partners have received total cash disbursements equal to the Preference;

                    ii. Second, to the extent that the Limited Partners have not received total disbursements to date (excluding any disbursements in Sections 3.2.a.i. and 3.2.b.i.) during the Partnership's existence equal to their Capital Contributions, such amounts shall be paid to the Limited Partners until such time as the Limited Partners have received total cash disbursements equal to their Capital Contributions; and

                    iii. Third, at any time prior to adopting the Resolution for Successful Lender Pre-application Conference, 100% of the remaining Distributable Cash from a Major Capital Event to the Limited Partners (80% to Bishop and 20% to Wood), and at any time after adopting the Resolution for Successful Lender Pre-application Conference, any remaining Distributable Cash from a Major Capital Event shall be distributed 80% to the Limited Partners (80% to Bishop and 20% to Wood) and 20% to the General Partner.

               c. Liquidating Distributions: Distributable Cash available from a Liquidating Event shall be made as follows:

                    i. First, to the extent that the Limited Partners have not received disbursements equal to the Preference, such amounts shall be paid to the Limited Partners until such time as the Limited Partners have received total cash disbursements equal to the Preference;

                    ii. Second, to the extent that the Limited Partners have not received total cash disbursements to date (excluding any disbursements in Sections 3.2.a.i., and 3.2.b.i.) during the Partnership's existence equal to their Capital Contributions, such amounts shall be paid to the Limited Partners until such time as the Limited Partners have received total cash disbursements equal to their Capital Contributions; and

                    iii. Third, at any time prior to adopting the Resolution for Successful Lender Pre-application Conference, 100% of the remaining Distributable Cash from a Liquidating Event to the Limited Partners (80% to Bishop and 20% to Wood), and at any time after adopting the Resolution for a Successful Lender Pre-application Conference, any remaining Distributable Cash from a Liquidating Event shall be distributed 80% to the Limited Partners (80% to Bishop and 20% to Wood) and 20% to the General Partner.

               d. Priority of Distributions: No Limited Partner shall have any priority to distributions over any other Limited Partner. The fees and reimbursements owed to the General Partner and its affiliates will be paid before distributions are made to Partners.

          3.3 Additional Borrowings. In order to satisfy its financial needs, the Partnership, by decision of the General Partner, may borrow from banks, lending institutions, or other unrelated third parties and may pledge Partnership property or the production of or other income therefrom to secure and provide for the repayment of such loans.

          3.4 Limitations on Distributions. No Partner may receive a distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership, other than liabilities to Partners on account of their Partnership Interests, would exceed the fair value of the Partnership's assets. Each Partner understands that if he has received a return of part of his Capital Contribution in violation of this Partnership Agreement or the Colorado Act, he is liable to the Partnership for a period of 6 years thereafter for the amount of the Capital Contribution wrongfully returned. If a Partner receives the return of any part of his Capital Contribution not in violation of this Agreement or the Colorado Act, he is liable to the Partnership for a period of one year thereafter for the amount of the returned contribution, but only to the extent necessary to discharge the Partnership's liability to creditors who extended credit to the Partnership during the period the Capital Contribution was held by the Partnership.

          3.5 Distributions. All distributions of Distributable Cash and property shall be made at such time as determined by the General Partner pursuant to this Agreement. All amounts withheld pursuant to the Code or any provisions of state or local tax law with respect to any payment or distribution to the Partners from the Partnership shall be treated as amounts distributed to the relevant Partner or Partners pursuant to this Article III.

                                   ARTICLE IV
                        ALLOCATIONS OF PROFITS AND LOSSES

          4.1 Determination. Net Profits and Net Losses shall mean the amounts which are reportable by the Partnership for federal income tax purposes generally determined in accordance with I.R.C. ss.703, et seq. Net Profits and

Net Losses from Operations shall be determined and allocated at the end of each Partnership year with respect to that year. Net Profits and Net Losses from a Major Capital Event and a Liquidating Event shall be determined and allocated as of the date of such event.

          4.2 Net Profits and Net Losses From Operations and From Major Capital Events. Subject to Section 4.5 Net Profits and Net Losses from Operations and from Major Capital Events, if any, shall be allocated as follows:

               a. Net Profits from Operations shall be allocated:

                    i. First, 100% to the Limited Partners until the cumulative Net Profits allocated under this Agreement equals the cumulative cash paid to them as their Preference; and

                    ii. Second, at any time prior to adopting the Resolution for Successful Lender Pre-application Conference, 100% to the Limited Partners (80% to Bishop and 20% to Wood), and at any time after adopting the Resolution for Successful Lender Pre-application Conference, 80% to the Limited Partners (80% to Bishop and 20% to Wood) and 20% to the General Partner.

               b. Net Losses from Operations shall be allocated:

                    i. At any time prior to adopting the Resolution for Successful Lender Pre-application Conference, 100% to the Limited Partners (80% to Bishop and 20% to Wood); and

                    ii. At any time after adopting the Resolution for Successful Lender Pre-application Conference, 80% to the Limited Partners (80% to Bishop and 20% to Wood) and 20% to the General Partner.

               c. Net Profits from a Major Capital Event shall be allocated:

                    i. First, 100% to the Limited Partners until the cumulative Net Profits allocated under this Agreement equals the cumulative cash paid to them as their Preference; and

                    ii. Second, at any time prior to adopting the Resolution for Successful Lender Pre-application Conference, 100% to the Limited Partners (80% to Bishop and 20% to Wood), and at any time after adopting the Resolution for Successful Lender Pre-application Conference, 80% to the Limited Partners (80% to Bishop and 20% to Wood) and 20% to the General Partner.

               d. Net Losses from a Major Capital Event shall be allocated:

                    i. At any time prior to adopting the Resolution for Successful Lender Pre-application Conference, 100% to the Limited Partners (80% to Bishop and 20% to Wood); and

                    ii. At any time after adopting the Resolution for Successful Lender Pre-application Conference, 80% to the Limited Partners (80% to Bishop and 20% to Wood) and 20% to the General Partner.


          4.3 Net Profits and Net Losses from a Liquidating Event. Net Profits and Net Losses from a Liquidating Event shall be allocated as follows:

               a. Net Profits from a Liquidating Event shall be allocated:

                    i. First, 100% to the Limited Partners until the cumulative Net Profits allocated under this Agreement equals the cumulative cash paid to them as their Preference; and

                    ii. Second, at any time prior to adopting the Resolution for Successful Lender Pre-application Conference, 100% to the Limited Partners (80% to Bishop and 20% to Wood), and at any time after adopting the Resolution for Successful Lender Pre-application Conference, 80% to the Limited Partners (80% to Bishop and 20% to Wood) and 20% to the General Partner.

               b.  Net  Losses  arising  from  a  Liquidating   Event  shall  be
allocated:

                    i. At any time prior to adopting the Resolution for Successful Lender Pre-application Conference, 100% to the Limited Partners (80% to Bishop and 20% to Wood); and

                    ii. At any time after adopting the Resolution for Successful Lender Pre-application Conference, 80% to the Limited Partners (80% to Bishop and 20% to Wood) and 20% to the General Partner.

          4.4 Allocations Among Partners.

               a. Amounts allocated to the Limited Partners collectively shall be allocated pro rata among the Limited Partners.

               b. All allocations of Net Profits and Net Losses from Operations shall be made to the persons who were Partners during the fiscal period for which such allocation is made based upon the number of days in such period during which the person was a Partner.

               c. All allocations of Net Profits and Net Losses from a Major Capital Event or Liquidating Event shall be made to the persons who are Partners as of the date of such event.

               d. If Net Profits from a Major Capital Event or Liquidating Event allocated to the Partners are less than the deficit amounts of the Capital Accounts of all Partners whose Capital Accounts are negative, if any, such Net Profits shall be allocated among such Partners in the ratio which the deficit amount of each such Partner's Capital Account bears to the deficit amounts of the Capital Accounts of all such Partners whose Capital Accounts have a deficit balance. Nothing contained in this Section 4.4.d. shall be deemed to defeat or alter the Preference which is owed to Limited Partners, as provided elsewhere in this Agreement.

               e. If the character of any Net Profit or Net Loss is in part capital and in part from Operations in the hands of the Partnership or is in part governed by Internal Revenue Code ss. 1231 and in part not governed thereby, then all allocations of any such Net Profit or Net Loss shall be made among the Partners in a manner such that each Partner to whom such Net Profit or Net Loss is allocated, is allocated the same proportion of each such separate class of Net Profit or Net Loss as such Partner is allocated to the total amount of such Net Profit or Net Loss.

               f. Any recognition of taxable income or loss arising from the recharacterization of the status or treatment of any item, or any recapture of any tax credit on audit or by an amended tax return, shall be allocated in the same manner and ratio as said item or credit was previously allocated to the Partners, or as close thereto as the General Partner may determine, in its sole discretion on competent advice.

               g. For the  purposes of the  allocations  set forth  herein,  the balance in a Partner's Capital Account shall be determined as if the Partnership's year had closed immediately prior to the date as of which such allocations are made.

          4.5 Overriding and Special Allocations to Capital Accounts. Notwithstanding any other provision of this Agreement, the following allocations shall be made prior to any other allocations under this Agreement and in the following order of priority:

               a. No allocations of loss, deduction, and/or expenditures described in ss.705(a)(2)(B) of the Code shall be charged to the Capital Accounts of any Partner if such allocation would cause such Partner to have a Deficit Capital Account. The amount of the loss, deduction, and/or Code ss.705(a)(2)(B) expenditure which would have caused a Partner to have a Deficit Capital Account shall instead be charged to the Capital Account of any Partners which would not have a Deficit Capital Account as a result of the allocations, in proportion to their respective Capital Contributions, or, if no such Partners exist, then to the Partners in accordance with their respective interests in the Partnership.

               b. In the event any Partner unexpectedly receives any adjustments, allocations, or distributions described in ss.ss.l.704-l(b)(2)(ii)(d)(4), (5), or (6) of the Treasury Regulations which create or increase a Deficit Capital Account of such Partner, then items of Partnership income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income and gain for each year and, if necessary, for subsequent years) shall be specially credited to the Capital Account of such Partner in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Deficit Capital Account so
created as quickly as possible. It is the intent that this Section 4.5.b. be interpreted to comply with the alternate test for economic effect ("Qualified Income Offset") set forth in ss.l.704-l(b)(2)(ii)(d) of the Treasury Regulations.

               c. In the event any Partner would have a Deficit Capital Account at the end of any Partnership taxable year which is in excess of the sum of any amount that such Partner is obligated to restore to the Partnership under Treasury Regulations ss.1.704-l(b)(2)(ii)(c) and such Partner's share of minimum gain as defined in ss. 1 .704-2(g)(1) of the Treasury Regulations (which is also treated as an obligation to restore in accordance with ss.1.704-l(b)(2)(ii)(d) of the Treasury Regulations), the Capital Account of such Partner shall be specially credited with items of Partnership income (including gross income) and gain in the amount of such excess as quickly as possible.

               d. Notwithstanding any other provision of this Section 4.5, if there is a net decrease in the Partnership's minimum gain as defined in Treasury Regulation ss.1.704-2(d) during a taxable year of the Partnership, then the Capital Accounts of each Partner shall be allocated items of income (including gross income) and gain for such year (and, if necessary, for subsequent years) equal to that Partner's share of the net decrease in Partnership minimum gain. This Section 4.5.d. is intended to comply with the minimum gain charge back requirement of ss.1.704-2 of the Treasury Regulations and shall be interpreted consistently therewith. If in any taxable year that the Partnership has a net decrease in the Partnership's minimum gain, if the minimum gain charge back requirement would cause a distortion in the economic arrangement among the Partners and it is not expected that the Partnership will have sufficient other income to correct that distortion, the General Partner may, in its discretion, seek to have the Internal Revenue Service waive the minimum gain charge back requirement in accordance with Treasury Regulation ss.1.704-2(f)(4).

               e. Items of Partnership loss, deduction, and expenditures described in ss.705(a)(2)(B) which are attributable to any nonrecourse debt of the Partnership and are characterized as partner nonrecourse deductions under ss.1.704-2(i) of the Treasury Regulations shall be allocated to the Partners' Capital Accounts in accordance with said ss.1.704-2(i) of the Treasury Regulations.

               f. Beginning in the first taxable year in which there are allocations of "nonrecourse deductions" (as described in ss.1.704-2(b) of the Treasury Regulations), such deductions shall be allocated to the Partners in accordance with, and as a part of, the allocations of Partnership Net Profits or Net Losses for such period.

               g. Any credit or charge to the Capital Accounts of the Partners pursuant to Sections 4.5.b., c. and/or d. hereof shall be taken into account in computing subsequent allocations of Partnership Net Profit and Net Losses so that the net amount of any items charged or credited to Capital Accounts pursuant to Sections 4.2, 4.3, 4.4 and 4.5 shall, to the extent possible, be equal to the net amount that would have been allocated to the Capital Account of each Partner pursuant to the provisions of this Article IV if the special allocations required by Sections 4.5.b., c., and/or d. hereof had not occurred.

               h. In connection with the contribution of any property other than cash by a Partner to the Partnership, the General Partner, in its sole discretion and upon competent advice, shall make such allocations as are necessary by ss.704 of the Code.

          4.6 Capital Accounts. The Partnership, with respect to each Partner, shall maintain Capital Accounts in accordance with the following provisions:

               a. To each Partner's Capital Account there shall be credited such Partner's Capital Contributions at the time actually made, such Partner's allocable share of Partnership Net Profits and any items in the nature of income or gain which are specially allocated pursuant to this Article IV hereof, and the amount of any Partner liabilities assumed by such Partner or which are secured by any assets or property distributed to such Partner or which are properly allocated to such Partner under the Code and Treasury Regulations;

               b. To each Partner's Capital Account there shall be debited the amount of cash and the gross asset value of any assets or property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Partnership Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to this Article IV hereof, and

               c. In determining the amount of any liability for purposes of Sections 4.6.a and b. above, there shall be taken into account Code ss.752(c) and any other applicable provisions of the Code and Treasury Regulations.

               d. Notwithstanding anything contained in this Agreement to the contrary each Limited Partner's Capital Account shall be adjusted to reflect each Limited Partner's pro rata interest in the Partnership as follows: Bishop 80%, Wood 20%. As an example, in the event of a Liquidating Event prior to adopting the Resolution for Successful Lender Pre-application Conference, Wood shall recontribute to the Partnership any sums in excess of its Capital
Contribution, as actually made (less any Preference to be paid), to be distributed 80% to Bishop and 20% to Wood. By way of illustration, assuming the Limited Partners elect to dissolve the Partnership upon the Partnership events specified below, the following distributions shall apply:



                                           Net Proceeds after
                                           Repayment of the                                Recontribution   Net Limited Partner
Partnership Event   Capital Contribution   Limited Partner Loan   Prior to Recontribution      Amount           Distribution
-----------------   --------------------   --------------------   -----------------------      ------           ------------

Subsequent to        Bishop   $1,600,000        $1,500,000          Bishop    $1,200,000                         $1,360,000
Rezoning of the      Wood        200,000                            Wood         300,000       200,000              140,000
Property but prior   Bishop    1,600,000        $2,100,000          Bishop     1,680,000                          1,840,000
to Resolution for    Wood        200,000                            Wood         420,000       200,000              260,000
Successful
Lender Pre-
application
Conference

Subsequent to        Bishop   $1,600,000        $1,500,000          Bishop     $1,200,000      100,000           $1,280,000
Resolution for       Wood        300,000                            Wood          300,000                           220,000
Successful Lender    Bishop    1,600,000         2,100,000          Bishop      1,680,000      100,000            1,760,000
Pre-application      Wood        300,000                            Wood          420,000                           340,000
Conference but
prior to
Commencement
of Construction

               The foregoing provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations ss. 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership or the Partners), are computed in order to comply with such Regulations, the Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner upon the dissolution of the Partnership. The Partners also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes in accordance with Treasury Regulations ss.l.704-1(b)(2)(iv)(q); and
(ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations ss. 1.704-1(b).

          4.7 Timing of Distributions. All distributions of Distributable Cash and property shall be made at such time as determined by the General Partner pursuant to this Agreement.

                                    ARTICLE V
                            ACCOUNTING AND REPORTING

          5.1 Books of Account. The Partnership shall maintain complete and accurate books of account of the Partnership's affairs at the principal office of the Partnership specified in Section 1.2 of this Agreement. Every Partner shall have access at all reasonable times to the Partnership's books of account and may inspect and copy any of them. Pursuant to Section 7.10.a., the General Partner shall cause the Partnership's accountant to provide to each Partner quarterly unaudited financial statements of the Partnership. The Partnership's books of account shall be closed promptly after the end of each accounting and tax year, and, as soon as practicable thereafter, the Partnership's accountant shall prepare such unaudited financial statements as requested by the General Partner. Copies of such financial statements shall be furnished to each Partner. Within 60 days after the end of each calendar year, the Partnership shall furnish to every Partner who owned an interest in the Partnership during such year such tax information regarding the Partnership and its operations as shall be reasonably necessary for the preparation of each Partner's federal, state and other tax returns.

          5.2 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.

          5.3 Accounting Methods; Transfers During Year. Partnership Net Profits and Net Losses shall be determined as of the end of each fiscal year by the Partnership's accountant in accordance with Article IV hereof.

          5.4 Tax Matters Partner. Buck Blessing is hereby designated the "tax matters partner" for purposes of Code ss.6221, et seq.

          5.5 Tax Elections and Returns. The Partnership may make any election under the Tax Code as determined by vote of the General Partner.

                                   ARTICLE VI
                      RIGHTS AND DUTIES OF GENERAL PARTNER

          6.1 Management. The business and affairs of the Partnership shall be managed by the General Partner. Any reference to the General Partner in this Agreement shall be a reference to the singular or plural as the case may be. The General Partner shall direct, manage and control the business of the Partnership to the best of its ability. Except for situations in which the approval of the Limited Partners is expressly required by this Partnership Agreement or by nonwaivable provisions of applicable law, the General Partner shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Partnership's business. At any time when there is more than one General Partner, any one General Partner may take any action permitted to be taken by the General Partner upon the Majority vote of the General Partners, unless the approval of the Limited Partners or more than one of the General Partners is expressly required to take such action as provided herein (eg., Section 6.8) or the Colorado Act. No person shall be required to determine or question a General Partner's authority to undertake any act or execute any contract on behalf of the Partnership or to see to the application or distribution of revenues or proceeds paid to a General Partner as a representative of the Partnership.

          6.2 Certain Powers of General Partner. Without limiting the generality of Section 6.1, and subject to Section 7.10, the General Partner shall have the power and authority, on behalf of the Partnership:

               a. To acquire property from any Person as the General Partner may determine. The fact that a General Partner or a Limited Partner is directly or indirectly affiliated or connected with any such Person shall not prohibit the General Partner from dealing with that Person;

               b. Unless provided otherwise herein, to borrow money for the Partnership from banks, other lending institutions, the General Partner, Limited Partners, or affiliates of the General Partner or Limited Partners on such terms as the General Partner deems appropriate, including without limitation, obtaining the Limited Partner Loan and the Project Financing, and in connection therewith, to hypothecate, encumber and grant security interests in the assets of the Partnership to secure repayment of the borrowed sums. No debt shall be contracted or liability incurred by or on behalf of the Partnership except by the General Partner, or to the extent permitted under the Colorado Act, by agents or employees of the Partnership expressly authorized to contract such debt or incur such liability by the General Partner;

               c. To purchase liability and other insurance to protect the Partnership's property and business;

               d.  To  hold  and  own  any  Partnership   real  and/or  personal
properties in the name of the Partnership;

               e. To invest any Partnership funds temporarily (by way of example but not limitation) in time deposits, short-term governmental obligations, commercial paper or other investments;

               f. To sell or otherwise dispose of all or substantially all of the assets of the Partnership as part of a single transaction or plan so long as such disposition is not in violation of or a cause of a default under this Agreement or any other agreement to which the Partnership may be bound;

               g. To execute on behalf of the Partnership all instruments and documents, including without limitation, checks; drafts; notes and other negotiable instruments; mortgages or deeds of trust; security agreements; financing statements; documents providing for the acquisition, mortgage or disposition of the Partnership's Property; assignments, bills of sale; leases; partnership agreements, operating agreements; any other instruments or documents necessary to the business of the Partnership; and take such other steps or make such other expenditures as are reasonably necessary, required or advisable to implement the terms and provisions of the most recent budget approved by the General Partner (the "Budget");

               h. To employ accountants, legal counsel, managing agents or other experts to perform services for the Partnership and to compensate them from Partnership funds in accordance with the Budget;

               i. Except as limited by Section 6.8, to enter into any and all other agreements on behalf of the Partnership, with any other Person for any purpose, in such forms as the General Partner may approve;

               j. To negotiate and execute any and all documents, contracts and agreements relating to the development and construction of the Project, including but not limited to, construction contracts and development agreements, and any and all loan documents, including documents evidencing or securing the Project Financing, Limited Partner Loan Documents, deeds of trust, letters of credit, and modifications or rescissions of any of the foregoing and any and all service contracts; to prepay or extend, in whole or in part any debt of the Partnership or any debt secured by a Partnership investment; to borrow monies and incur obligations for and on behalf of the Partnership and its purposes; to invest liquid funds of the Partnership in interest bearing instruments or accounts; and to sell, exchange or transfer all or part of the Property and thereupon dissolve the Partnership, all without any prior notice to or additional approval of the Limited Partners unless otherwise required in this Agreement;

               k. To direct overall management of and be responsible for the development and construction of the Project, financing, management, initial lease-up, replacement leasing, maintenance and ultimate disposition of the Property, management of the Partnership and all reasonable and necessary acts in connection therewith upon such terms and conditions as the General Partner deems reasonable and where required hereunder;

               1. Without limitation, the General Partner is further authorized to negotiate and incur obligations on behalf of the Partnership and its investment activities upon such terms and conditions as they deem advisable and proper, and to pledge the credit of the Partnership or the Property for such purposes; to prepay in whole or in part, refinance, modify or extend any agreement, promissory note, lease or deed of trust affecting the Property and in connection therewith execute for and on behalf of the Partnership any and all extensions, renewals and modifications of any such agreements or documents;

               m. Consistent with the provisions hereof relating to liquidation of the Partnership, the General Partner is specifically empowered to list the Property for sale with any licensed broker, which may be a General Partner or an affiliate of same, and to sign any listing agreement or other documents in connection therewith on behalf of the Partnership and obligating the Partnership to pay a commission; provided the total commission paid shall be set at a market rate which shall not exceed a total of 6% of the selling price, and provided that the General Partner may not refuse to cooperate with any bonafide third party purchaser's broker or agent as designated in writing; and

               n. Except as limited by Section 6.8, to do and perform all other acts as may be necessary or appropriate to the conduct of the Partnership's business.

          6.3 Liability for Certain Acts. The General Partner shall perform its duties as General Partner in good faith, in a manner it reasonably believes to be in the best interests of the Partnership, and with such care as an ordinarily prudent Person in a like position would use under similar circumstances. The General Partner performing its duties as General Partner shall not have any liability solely by reason of being or having been a General Partner of the Partnership. The General Partner shall not be liable to the Partnership or to any Partner for any loss or damage sustained by the Partnership or any Partner, unless the loss or damage shall have been the result of gross negligence, fraud, deceit, willful misconduct or a wrongful taking by the General Partner. The duties of the General Partner to the Partnership and all other Partners are of a fiduciary nature.

          6.4 General Partner Has No Exclusive Duty to the Partnership. The General Partner shall not be required to manage the Partnership as its sole and exclusive function and it (or any General Partner) may have other business interests and may engage in other activities in addition to those relating to the Partnership. The General Partner shall devote such time to the conduct of the business of the Partnership as shall be reasonably necessary to achieve its investment goals in a commercially reasonable manner. The Limited Partners understand and acknowledge that the General Partner has time demands, duties, responsibilities and business interests apart from and outside of this Partnership. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, to share or participate in such other investments or activities of the General Partner or to the income or proceeds derived therefrom. The General Partner shall not incur liability to the Partnership or to any of the Partners as a result of engaging in any other business or venture.

          6.5 Bank Accounts. The General Partner shall from time to time open bank and other accounts in the name of the Partnership, and the General Partner shall be the sole signatory thereon, unless the General Partner determines otherwise.

          6.6 Insurance. The General Partner is authorized to obtain insurance to protect the General Partner against liability resulting from its good faith actions or omissions as General Partner (for example, officers and directors insurance). Such insurance shall only protect the General Partner for liability to the extent that such liability could be indemnified pursuant to the Colorado Act, if this Agreement provided for such indemnification.

          6.7 Salaries and Reimbursements. The compensation of the General Partner shall be as otherwise set forth in this Agreement, and the General Partner shall not be prevented from receiving such compensation by reason of the fact that it, or any of its members, is also a Limited Partner of the Partnership. The Partnership shall reimburse the General Partner for such General Partner's actual and reasonable out-of-pocket expenditures made pursuant to the exercise of such General Partner's authority under this Agreement. The Partners acknowledge and agree that the Property shall at all times be managed by a professional management company acceptable to the General Partner.

          6.8 Limitation on Authority of the General Partner. In addition to the limitation on the authority of the General Partner set forth in Section 7.10.c. which requires the vote of the Limited Partners as provided therein, in the event there is more than one General Partner, a General Partner shall not, without the consent of all the General Partners, do any of the following:

               a. Enter into any bond, become endorser or surety for any Person, or knowingly cause or suffer to be done anything whereby the Partnership property may be seized, attached, or taken on execution;

               b. Compromise any Partnership claim for any reason or confess judgment against the Partnership in an amount in excess of $25,000;

               c. Dispose of any assets of the Partnership, including any of the Partnership goodwill, except in the ordinary course of the Partnership's business;

               d. Borrow any money in the name of or on behalf of the Partnership in excess of 5% of the project costs of the Property;

               e. Unless authorized under this Agreement, enter into any acquisition, debt, mortgage, encumbrance, obligation or other transaction requiring an obligation or expenditure of the Partnership in excess of that amount agreed to in writing from time to time by the General Partner and filed in the Partnership's records or, in the absence of such written agreement, in excess of 5% of the project costs of the Property;

               f. Alter the primary purpose of the Partnership;

               g. Conduct any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Partnership; or

               h. Perform any act which would subject any Partner to personal liability beyond its Capital Contributions, if any.

                                   ARTICLE VII
                       RIGHTS AND OBLIGATIONS OF PARTNERS

          7.1 Limitation of Liability. Each Partner's liability shall be limited as set forth in the Colorado Act, other applicable law, and as set forth in this Agreement. The failure of the Partnership to observe the formalities or requirements relating to the management of the Partnership's business and affairs shall not, in itself, impose personal liability on the Partners for the liabilities of the Partnership beyond that provided under the Colorado Act, other applicable law, and/or this Agreement.

          7.2 Liability For Partnership Debt. A Partner will not personally be liable for any debts or losses of the Partnership beyond his or her respective unreturned Capital Contributions, except as otherwise required by law or as to such debts and liabilities of the Partnership as are personally guaranteed by a Partner.

          7.3 Reimbursement. The Partnership shall reimburse each Partner for such Partner's actual and reasonable out-of-pocket expenditures made pursuant to the exercise of such Partner's authority under this Agreement or reasonably made for the purpose of preserving the Partnership's business or property. Notwithstanding the foregoing, no Limited Partner shall be entitled to receive any reimbursements from the Partnership unless the expenses incurred by any such Limited Partner have been pre-approved by the General Partner, in the General Partner's sole discretion.

          7.4 Partner's Business Conflicts. Any Partner and any affiliate of any Partner may engage independently or with others in other business ventures of every nature and description, including without limitation, the ownership and operation of other real estate services, development, sales and leasing businesses and the making or management of other investments. Nothing in this Agreement shall be deemed to prohibit any Partner from dealing or otherwise engaging in business with persons transacting business with the Partnership or from providing real estate management services, real estate brokerage services, or engaging in any aspect of the real estate development or leasing business and receiving compensation therefor, not involving any rebate or reciprocal arrangement which would have the effect of circumventing any restriction set forth herein upon dealings with the General Partner. Neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the Partnership relationship created hereby in or to such other ventures or activities or to the income or proceeds derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful or improper.

          7.5 Confidentiality. Each Partner agrees on behalf of itself, its employees, and independent contractors and its affiliates as follows:

               a. All records and information owned by the Partnership or created, purchased, or obtained by any such party in the course of providing services to or acting on behalf of the Partnership, shall be considered the exclusive property of the Partnership; and

               b. The duty of confidentiality to be observed by each such Partner shall be of the highest degree, and at no time shall any such party divulge the proprietary information of the Partnership except to the extent reasonably necessary for the purpose of conducting the business of the Partnership.

          7.6 General Partner's Conflicts of Interest. The General Partner's management of the Partnership's affairs, as specified in this Agreement, involves the following actual or potential conflicts of interest to which the Limited Partners hereby consent, although nothing in this Section 7.6 is intended to reduce or eliminate any restriction or limitation placed on the General Partner by any specific provision of this Agreement:

               a. Several potential conflicts of interest arise from the terms of this Agreement. The Agreement permits the General Partner to make a number of decisions without the approval or ability to veto by the Limited Partners, which decisions may have substantial and material impact on the ultimate profitability of the Partnership. The Agreement restricts voting rights of the Limited Partner which, but for the terms of the Agreement as written, the Limited Partners may have had. Reimbursement to the General Partner and its affiliates is hereby authorized for out-of-pocket expenses actually paid, the need for which cannot be predicted but which will be incurred solely in the General Partner's discretion, although subject to the real property investment industry-wide standards of reasonableness. The Agreement permits the General Partner to obtain loans for the Partnership on then-available market terms if deemed necessary or appropriate to achieve the Partnership's purpose in the General Partner's sole discretion;

               b. Griffis/Blessing, Inc., a Colorado corporation 100% owned by Buck Blessing, shall receive a development and construction management fee equal to 5% of the "total cost of the Project," as defined below, less $400,000, for development and construction management services on a per unit basis ("Construction Management Fee"). The Construction Management Fee shall begin to accrue upon Commencement of Construction and after Wood has made its non-cash contributions as specified in Section 3.l.a.i. above valued at $400,000. The Construction Management Fee shall be payable ratably during construction of Improvements commencing on the beginning of construction of the 141st unit at the Project, or as Griffis/Blessing, Inc. and the General Partner otherwise agree. For purposes of this Agreement, "total cost of the Project" shall mean all hard and soft costs associated with, or related to, the Project, including the Land valued at $1,600,000;

               c. Griffis/Blessing, Inc. will also be retained, pursuant to a separate management agreement, as the property manager of the Property for the Partnership's operations, and thereafter as determined by the General Partner, and shall receive a management fee equal to 5% of the "gross revenues," defined below, of the Property for its services, but in no event an amount less than $2,000 per month, commencing with the lease up of the Property. Any termination of Griffis/Blessing, Inc. as property manager of the Property shall require 30 days' notice prior to any termination. Griffis/Blessing, Inc. may additionally provide the services of its maintenance and repair division and charge such fees to the Partnership as said division charges its other customers as is permitted in the Management Agreement. Griffis/Blessing, Inc. shall receive a construction management fee, as further described in the Management Agreement, on all capital improvement projects undertaken subsequent to the initial development and construction at the Property. Upon prior disclosure to the Limited Partners and based on market conditions, Griffis/Blessing, Inc.'s leasing agents may receive additional incentive fees for leasing of the Property, a portion of which fees may or may not be retained by Griffis/Blessing, Inc., as further described in the Management Agreement, or amendment thereto. For purposes of this Agreement and the Management Agreement, "gross revenue" shall be deemed to include all rents and other income and charges from the normal operation of the Property, including but not limited to, rents, parking fees, forfeited security deposits, utilities, other fees and deposits, "NNN" or other "pass through" charges, and other miscellaneous income if billed by and through the Partnership. The term "gross revenue" does not include special charges collected by the property manager in accordance with the Management Agreement, interest on security deposits, income arising out of the sale of Property, or the settlement of fire or other casualty losses and items of a similar nature in accordance with the Management Agreement;

               d.  The   General   Partner   shall   receive  a   non-negotiated
participation in profits in the Partnership as previously set forth herein;

               e. The General Partner, its affiliate(s), or members of the General Partner, will be paid a non-negotiated monthly asset management fee for managing the Partnership in the aggregate of 2% of all gross revenue derived from or generated by the Property (to be allocated by a separate written agreement), excluding revenue from a Major Capital Event or a Liquidating Event;

               f. Upon the sale of the Property, the General Partner, its affiliate(s), or members of the General Partner, could participate in a sales commission for the sale of the Property, not in excess of 3% of the gross sales price of the Property;

               g. The General Partner has reasonably, but arbitrarily, established the amount necessary to fund the Partnership, and the allocations and priorities of profits and losses after return of the Capital Contributions to the Limited Partners;

               h. The  General  Partner  shall  not be  liable,  responsible  or accountable in damages to any of the Limited Partners or the Partnership for errors in judgment or other negligent acts or omissions performed or omitted by the General Partner in good faith and in a manner reasonably within the scope of the authority granted by this Agreement unless guilty of gross negligence or willful misconduct with respect to such act(s) or omission(s). Any loss or damage incurred by the General Partner by reason of involvement in this
Partnership, excepting those involving the gross negligence or willful misconduct of the General Partner, shall be paid by the Partnership, and if not, then the General Partner shall be indemnified therefor as a creditor to the extent Partnership assets are available;

               i. The General Partner is authorized to hire and has hired legal counsel, at the Partnership's expense. To the extent the Partnership retains the law firm of Braden Frindt & Stinar LLC, such legal counsel has a preexisting representation relationship with the General Partner and Wood; and

               j. To the extent other services not provided herein are provided by the General Partner (or any of the Limited Partners) for ongoing operations and/or management of the Property, the Partner who provides the services will be paid a fee commensurate with market rates, and such fees shall be pre-approved in each instance by both the General Partner and the Limited Partners.

          7.7 Reimbursement of General Partner For Organizational, Acquisition, and Management Costs. Following formation, the Partnership shall reimburse the General Partner for all reasonable out-of-pocket costs actually paid by the General Partner in connection with the formation of the Partnership, the acquisition of the Property and the management of the Property, including all direct reasonable and proper third party administration and management expenses incurred on behalf of the Partnership and the Property, accounting, tax preparation and legal services.

          7.8 Restrictions on General Partner.

               a. Notwithstanding anything herein to the contrary, the General Partner shall not borrow money on behalf of the Partnership for other than a Partnership purpose;

               b. Without the consent of the Limited  Partners,  as described in
Section 7.10 hereof, the General Partner shall have no authority to do any act in contravention of this Agreement, as it may be amended from time to time, to do any act which would make it impossible to carry on the ordinary business of the Partnership, or to possess any Partnership Property or assign its rights in specific Partnership Property for other than a Partnership purpose;

               c. For matters beyond the terms of this Agreement, the General Partner shall have no authority to bind the Partnership in any contract with the General Partner or any affiliate thereof, the terms of which are not equivalent to those which would pertain in any such contract with an unrelated party normally engaged in providing such services; and

               d. The General Partner shall have no authority to commingle Partnership funds with the personal funds of the General Partner, or vice versa. Partnership funds in the possession of the property manager will be kept in a separate management account and separate records will be maintained as required by and approved by the Colorado Department of Real Estate.

          7.9 Rights, Powers, and Duties of Limited Partners.

               a. The Limited Partners shall have only those rights. powers. duties and liabilities as designated in this Agreement;

               b. The Limited Partners shall not be bound by, nor be personally liable for, any expenses, liabilities or obligations of the Partnership except as otherwise provided in this Agreement; provided, however, the Capital Accounts, Distributable Cash and Net Profits of the Limited Partners shall be subject to the risks of the business and investments of the Partnership and to the claims of its creditors;

               c. The Limited Partners shall not take part in the control or conduct of the Partnership's business, nor the management of the Partnership's affairs, and shall not have any power to bind the Partnership in any contract, agreement, compromise, or undertaking. Should any Limited Partner(s) attempt to exercise or assert control over, or interfere with, the Partnership's business, management or affairs, except as specifically provided in this Agreement, such Limited Partner(s) agrees to indemnify the Partnership, the General Partner and the other Limited Partners for all costs, loss and expense incurred by them in resolving, rectifying, settling or defending against such actions. If not otherwise collected or voluntarily paid, such indemnity may be recovered directly by the General Partner and distributed to the appropriate recipient(s) out of any distributions otherwise available to any Limited Partner(s) from whom the indemnity is owed; and

               d. The Limited Partners shall have no right to vote on any Partnership matter or decision except for those set forth in Section 7.10 below.

          7.10 Meetings.

               a. There will be no regular Partnership meetings. However, the General Partner shall periodically, no less often than quarterly, mail out (or meet with the Limited Partners) unaudited operating statements and provide informal reports and, at least once annually, mail (or meet with the Limited Partners) to the Limited Partners a formal, but unaudited annual report on the Property and the Partnership's investment, financial position and cash flow;

               b. A meeting of the Limited Partners for any of the purposes specified in Section 7.10.c. below may be called at any time by the General Partner or by any Limited Partners by giving at least 30, but not more than 90 days' prior written notice of the time, date and place to each Partner. Meetings shall be held at the Property, or at such other reasonable place as may be designated by the General Partner in the interest of the convenience of all concerned, or, or at the offices of the Partnership's attorneys or accountants, as appropriate to the meeting or as otherwise designated by the General Partner;

               c. At any meeting of the Partners duly called for the purposes set forth below, the Limited Partners may vote only upon the following matters which, for passage or approval, will require the affirmative vote or written consent of 75% or more of the Limited Partners' interests in the Partnership which, for purposes of this Section 7.10.c. shall, as of the date of this Agreement, mean: Bishop 80% and Wood 20%:

                    i. a material change in the Partnership's purpose or term, including an exchange into another real property investment;

                    ii. Early dissolution and winding up of the Partnership, for any reason other than those in accordance with the stated purposes of the Partnership, the approval of a Major Capital Event, and the approval of a Liquidating Event, as may be determined by the General Partner;

                    iii. Approval of any transaction in which the General Partner has an actual or potential conflict of interest with the Limited
Partners or the Partnership, other than those described and authorized by the terms of this Agreement;

                    iv. Removal of the General Partner as general partner of the Partnership upon the occurrence of any one of the following: (a) the transfer, conveyance, sale or assignment by Buck Blessing of more than 29% of his membership interest in and to the General Partner, or the removal of Buck
Blessing as the sole manager of the General Partner and the General Partner fails to, in the opinion of the Limited Partners, satisfactorily perform its duties and obligations hereunder; (b) the death of Buck Blessing and the General Partner fails to, in the opinion of the Limited Partners, satisfactorily perform its duties and obligations hereunder; or (c) gross negligence in the performance or willful disregard of the General Partner's duties and obligations under this Agreement. Any such removal of the General Partner pursuant to this Section
7.10.c.iv.,  shall not  affect or alter any  economic  interest  of the  General
Partner in and to the Partnership and/or the Property, including without limitation, any profits interest or fees to which the General Partner is entitled to hereunder, but only cause the General Partner to lose its right to vote on any Partnership matter;

                    v. An election to continue the business of the Partnership after the General Partner ceases to be General Partner, where there is no remaining or surviving General Partner;

                    vi. Determination to adopt the Resolution for a Successful Lender Pre-application Conference; and

                    vii. Conversion of the Limited Partner Loan to an equity position to be held by the Limited Partners on a pari passu basis no earlier than Rezoning of the Property;

               d. If a proposed motion, action or decision does not receive the specified affirmative vote of all voting Limited Partners, such motion, action or decision shall be deemed not to be resolved, authorized or made;

               e. Each Limited Partner shall be entitled to vote at any meeting called for the purposes set forth above in Section 7.10.c. Votes may not be split. All owners of each integral interest must vote unanimously and shall appoint one representative to express their vote and each integral interest with common ownership shall be voted alike, or such vote shall not count. No quorum at a meeting shall exist unless more than 50% of the Limited Partners are present based on their pro rata limited partnership interests in the Partnership, in person or by proxy. The votes of the Limited Partners shall be weighted according to their respective interests in the Partnership; and

               f. Upon any decision of the Partnership reached pursuant to the preceding procedure, the General Partner, on behalf of all Partners, may execute a certificate evidencing such decision. Such certificate, when executed by the required percentage of Partners, personally or through their power of attorney, shall be conclusive evidence against the Partnership and each Partner in favor of any bonafide purchaser, encumbrancer, or other concerned party.

          7.11 Proscribed Activities. Except as provided in this Agreement, no Limited Partners shall have the right to:

               a. Withdraw   or  reduce   its  Capital   Contribution   to   the
Partnership;

               b. Unless otherwise allowed under the Colorado Act, bring an action for partition against the Partnership;

               c. Unless otherwise allowed under the Colorado Act, cause the dissolution and winding up of the Partnership by court decree or otherwise; and

               d. Vote on or veto any indebtedness incurred by the Partnership.

                                  ARTICLE VIII
                            ADMISSION OF NEW PARTNERS

         8.1 Unanimous Consent Required. No Person, regardless of whether such Person is or is not a transferee of a Partner in the Partnership, may become a Partner in the Partnership without becoming a party to this Agreement (with such amendments thereto, if any, as the then existing General Partner may agree upon) and without first obtaining the written consent of all then-existing Partners.

                                   ARTICLE IX
                     TRANSFER OF INTEREST IN THE PARTNERSHIP

          9.1 Restriction.

               a. Except as provided below, no Partner shall transfer or encumber his interest in the Partnership without the written consent of the General Partner; provided, however, this restriction shall not apply if the transfer or encumbrance is to a Partner or is a "Permitted Transfer" as defined in Section 9.2 hereof.

               b. In order to raise additional Capital Contributions up to $300,000 as required pursuant to Section 3.1.a.vi., Bishop may, one time only, transfer an integral portion of its 80% limited partnership interest in and to the Partnership not to exceed 15% of Bishop's limited partnership interest (any such interest to be transferred is called the "Bishop Portion"), to a third party new limited partner. Bishop shall provide prior written notice to the General Partner of its intent to transfer all or a portion of the Bishop Portion, the purchase price to be paid for such interest and the percentage interest to be transferred ("Transfer Notice"). Either Bishop or the General Partner may identify any new third party limited partner to purchase the Bishop Portion and the agreed upon purchase price shall be paid in full with immediately available good funds. Any transfer of the Bishop Portion to a new third party limited partner pursuant to this Section 9.1 shall transfer only the economic rights associated with the Bishop Portion, and Bishop shall retain all voting rights, unless otherwise agreed by Bishop and Wood. Any new third party limited partner pursuant to this Section shall execute an amendment to this Agreement.

               c. Except as provided above, any transfer or encumbrance of an interest in the Partnership without the written consent of the General Partner other than a Permitted Transfer shall be null and void and of no legal effect upon the Partnership, and the Partnership will not be required to accept, recognize or be bound by such transfer or encumbrance. Any transfer or attempted transfer of an interest in violation of this Section shall subject the interest of such Partner to the option to purchase by the other Partners pursuant to
Article X of this Partnership Agreement, except that the purchase price for the purchase of the interest of the transferring or selling Partner shall be the lower of: (i) the purchase price agreed upon by the transferring or selling Partner in connection with the transfer or attempted transfer in violation of this Article IX; or (ii) the purchase price as determined pursuant to Section
10.2. The payment of the purchase price so determined shall, at the election of the purchasing Partner(s), be payable either: (i) pursuant to the terms set forth in Section 10.3; or (ii) pursuant to the terms of payment agreed upon by the transferring or selling Partner in connection with the transfer or attempted transfer in violation of this Article IX. In the event of an encumbrance in violation of this Article IX, the event of encumbrance shall not trigger the option to purchase rights of the Partners but if the holder or beneficiary of such encumbrance exercises its rights under the documents creating the encumbrance to acquire the interest, then the remaining Partners shall have the option to purchase such interest pursuant to this Section. The failure of the other Partners to exercise such option to purchase shall not be deemed a consent to the transfer or attempted transfer in violation of this Article IX, and the purported transferee of such interest shall not become a Partner, nor shall the Partnership be required to accept, recognize or be bound by such transfer. The terms of this Section may be specifically enforced against a transferee or encumbrancer.

          9.2 Permitted Transfers. The General Partner may not transfer any part of its General Partner interest without the consent of the Limited Partners holding a majority of the Limited Partnership interest in the Partnership. Except as provided in Section 9.1.b., a Limited Partner may transfer only the Limited Partner's economic rights of the transferring Limited Partner without the consent of the General Partner, to: (i) a trust for the spouse and/or children of the Limited Partner of which the Limited Partner is a trustee; (ii) to a family limited partnership or similar entity in which the transferring Limited Partner has a controlling interest; or (iii) to the spouse or child of the Limited Partner ("Permitted Transfer"). Such Limited Partner's economic rights shall hereinafter be referred to as an "Economic Interest," subject to the limitations set forth in this Partnership Agreement. Except as provided in
Section 9.1.b., any other transfer by a Limited Partner shall require the written consent of the General Partner. The recipient of a transfer of a Limited Partnership interest receiving the consent of the General Partner shall thereafter be a Limited Partner with all the voting rights and economic rights of the transferring Limited Partner. Notwithstanding any other provision contained in this Agreement, in the event a Limited Partner elects to sell, gift or otherwise transfer all or part of his Limited Partnership interest other than as provided in Section 9.1.b., or a Permitted Transfer, the General Partner shall have the option for a 20-day period after its receipt of notice of the proposed transfer from the transferring Limited Partner to purchase the Limited Partnership interest proposed to be transferred (the "Offered Interest"). The purchase price for the Offered Interest shall be an amount equal to the bonafide third party offer. For purposes of exercising the option to purchase the Offered Interest, written notice of the proposed transfer and terms of the purchase shall be provided to the General Partner who shall have 30 days following receipt thereof to notify the Limited Partner of the General Partner's election to purchase. Failure to timely notify the transferring Limited Partner of the General Partner's election shall cause the option to automatically terminate with respect to the proposed transfer only; provided, such failure to timely notify the transferring Limited Partner shall not affect the requirement of the Limited Partner to obtain the written consent of the General Partner with respect to the proposed transfer.


          9.3 Status of Transferee in Violation of this Article IX. Notwithstanding the provisions of Section 9.1, the Partnership may, with the unanimous written consent of the General Partner and majority consent of the Limited Partners, consent to treat the transferee of an interest transferred in violation of this Article IX as a frill Partner with voting rights, which consent shall be upon and subject to the terms set forth in the General Partner's and Limited Partners' consent.

          9.4 Liability of Transferring General Partner. In the event that the General Partner transfers all or a portion of the Economic Interest associated with its interest in the General Partner interest, but otherwise retains the remaining rights associated with its General Partner interest, such General Partner shall remain obligated as a General Partner under this Partnership Agreement.

          9.5 Restriction on Transfer of Economic Interest. Other than as provided in Sections 9.1 and 9.2, an Economic Interest of a Limited Partner may not be transferred or encumbered without the consent of the General Partner, and any transfer or encumbrance in violation of this Section 9.5 shall be subject to all restrictions and rights of the other Partners as are applicable in the event of a transfer or encumbrance of an interest in the Partnership; provided, however, that this prohibition shall not apply if the Economic Interest is transferred to a Partner. An Economic Interest of the General Partner may be transferred or encumbered without the consent of a majority of the Limited Partners.

                                    ARTICLE X
           BANKRUPTCY, WITHDRAWAL OR RESIGNATION OF A GENERAL PARTNER

          10.1 Bankruptcy, Withdrawal or Resignation of a General Partner. Upon the bankruptcy, withdrawal or resignation (as applicable) of the General Partner, the Partnership shall dissolve; provided, however, that the remaining General Partners (if any) within 90 days after the filing of the bankruptcy petition, or the date the Partnership is notified in writing of the withdrawal or resignation, as applicable, may by a consent of all the remaining General Partners (if any) elect to continue the business of the Partnership, or in the event there is no remaining General Partner, then upon unanimous consent of the Limited Partners to continue the business of the Partnership and appoint a new General Partner or convert the Partnership to a general partnership. In the event the remaining General Partners, if any, elect to continue the business of the Partnership upon the bankruptcy of a General Partner, the successor in interest to the bankrupt General Partner shall remain a General Partner and/or Limited Partner; provided, however, the General Partner interest retained by such successor in interest shall not have any voting rights as a General Partner interest as otherwise provided herein. In the event that the remaining General Partners (if any) elect to continue the Partnership upon the withdrawal or resignation of a General Partner, the remaining General Partners shall have the option to purchase the General Partner interest of such withdrawing or resigning General Partner ("Selling Partner") in the Partnership for a 90-day period after date of the withdrawal or resignation. Each remaining General Partner's right to purchase shall be on a pro rata basis according to its General Partnership Capital Interests in the Partnership. If a General Partner or General Partners decide not to participate in the purchase of the interest of the Selling Partner, the General Partner or General Partners electing to purchase may acquire the entire interest of the Selling Partner on a pro rata basis according to the ratio of each participating General Partner's Capital Interest in the Partnership compared to the aggregate Capital Interests of all participating General Partners for an additional 20 days after the expiration of the initial 90-day period. The purchase price shall be determined under Section 10.2 herein. The bankruptcy, withdrawal or resignation of a General Partner shall not entitle the General Partner, to receive any distribution from the Partnership except in accordance with the terms of this Partnership Agreement as if the Selling

Partner remained a General Partner of the Partnership; specifically such General Partner shall be entitled to receive the fair value of his interest until the dissolution and termination of the Partnership in accordance with Article XI of this Agreement. For purposes of exercising the option to purchase under this Partnership Agreement, notice of the exercise of the option shall be given to the General Partner who has withdrawn or resigned. The notice shall be given within the times set forth in this Section 10.1 and closing shall occur upon the earlier of: (i) the date set forth in the notice; or (ii) 120 days after the occurrence of the event triggering the option to purchase. The notice shall designate the time and place of closing.

          10.2 Purchase Price. Unless otherwise agreed, the purchase price to be determined in accordance with Section 9.1, Section 9.2 and Section 10.1 herein shall be the fair market value of the Property less any debts of the Partnership multiplied by a percentage determined by comparing the General Partner's Capital Contribution to the sum of all General Partners' Capital Contributions or the Limited Partner's Capital Contribution to the sum of all Limited Partners' Capital Contributions (if applicable). Fair market value shall be established as follows: (i) the remaining Partner(s) selects an appraiser of its choice to appraise the Property of the Partnership; (ii) in the event the selling Partner disapproves of the value established in (i) above, the selling Partner selects an appraiser of his choice to appraise the Property of the Partnership and the values established by (i) and this (ii) will be averaged to determine fair market value unless the 2 values differ by 10% or more; (iii) in the event the values established by (i) and (ii) above differ by 10% or more, the 2 appraisers selected in (i) and (ii) above shall select a third appraiser to appraise the property of the Partnership, in which case fair market value shall be established by averaging the nearest 2 appraised values established by (i), (ii) and (iii) of this Section 10.2.

          10.3 Payment of Purchase Price. Payment of the purchase price shall be made in cash or certified funds at time of closing if the purchase price is less than $50,000. If the purchase price is $50,000 or more, payment of the purchase price shall be made by: (i) the cash payment of the greater of $25,000 or 25% of the purchase price at closing; and (ii) delivery of the purchaser's promissory note for the balance of the purchase price, payable in equal quarterly installments, including principal and interest on unpaid balances at the rate hereinafter specified over 3 years from date of closing. Such note shall contain the normal provisions, including but not limited to, acceleration on default and payment of collection costs (including reasonable attorneys' fees) on default and shall provide that prepayment may be made at any time without penalty. The promissory note shall be secured by a pledge of the selling Partner's Partner interest, pursuant to a commercially reasonable security agreement and related documents. The interest rate for such note shall be the prime rate published by The Wall Street Journal, plus 1% per annum. However, if the interest rate exceeds the maximum legal rate of interest then interest shall accrue at the maximum legal rate.

          10.4 Miscellaneous. Nothing in this Article X shall prohibit the General Partner or the Partnership from structuring the retirement of a selling Partner's interest in the Partnership in a manner different from the one set forth herein, provided all the General Partner(s) unanimously agree to such a modification.

                                   ARTICLE XI
                           DISSOLUTION AND TERMINATION

          11.1 Dissolution. The Partnership shall terminate, dissolve and liquidate its affairs on the earlier of the following:

               a. Expiration of its term;

               b. The decision of the General Partner to terminate following the sale of the Partnership property, which the General Partner is authorized to do in its discretion, or following the sale of all, or substantially all, of the Partnership's property, with the Partnership owning only assets consisting of cash or negotiable debt;

               c. The occurrence of any event, including but not limited to, the enactment of any law, which makes it impossible to continue the operation of the Partnership as a limited liability limited partnership or which makes it impossible to pursue the Partnership's purpose; or

               d.  The  General   Partner's   filing  of  an  amendment  to  the
Certificate of Limited Partnership indicating that the Partnership is dissolving on proper authority.

          11.2 Effective Date. Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until the withdrawal or termination of the Certificate of Limited Partnership has been issued and the assets of the Partnership shall have been distributed as provided herein. Notwithstanding the dissolution of the Partnership, the business and affairs of the Partners shall continue to be governed by this Agreement until termination of the Partnership.

          11.3 Winding Up Upon Dissolution. In the event of a dissolution of the Partnership, the General Partner shall immediately commence to liquidate the Partnership and its property and to convert the same to cash or cash equivalents and to wind up the Partnership's affairs. The Partners, during liquidation and winding up, shall continue to share Partnership Net Profits and Net Losses and all Partnership income, gain, loss, deductions and credits and all items thereof in accordance with their respective interests in the Partnership as provided in Sections 4.2 through 4.4 herein. The proceeds from liquidation of the Partnership Property shall be applied in the following order of priority:

               a. To debts and liabilities of the Partnership, including debts owed to General Partner who are creditors of the Partnership.

               b. To the reasonable debts and expenses of liquidating the Partnership and its property and winding up the Partnership's affairs, including any reasonable compensation to be paid to the Partners who participate and assist in liquidating the Partnership and its property or winding up the Partnership's affairs.

               c. To the setting up of such Reserves, if any, for contingent liabilities of the Partnership, with the amount of such Reserves to be determined by the General Partner in its sole and absolute discretion.

               d. To the Partners in accordance with the positive balance (if any) of each Partner's Capital Account (as determined after taking into account all Capital Account adjustments for the Partnership's taxable year during which the liquidation occurs). Any such distributions to the Partners in respect of their Capital Accounts shall be made in accordance with the time requirements set forth in ss. 1.704-1 (b)(2)(ii)(B)(2) of the Treasury Regulations.

          11.4 Return of Contribution Nonrecourse to Other Partners. Except as provided by law or as expressly provided in this Agreement, upon dissolution, each Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution. If the Partnership property remaining after the payment or discharge of the debts and liabilities or the Partnership is insufficient to return the Capital Contribution of one or more Partners, such Partner or Partners shall have no recourse against any other Partner, including the General Partner.

                                   ARTICLE XII
                               GENERAL PROVISIONS

          12.1 Entire Agreement. This Partnership Agreement contains the entire agreement among the Partners concerning the Partnership and supersedes all prior negotiations, understandings or agreements in regard thereto.

          12.2 Applicable Law. This Partnership Agreement shall be construed in accordance with and governed by the laws of the State of Colorado.

          12.3 Successors and Assigns. Except as set forth herein, this Partnership Agreement shall be binding upon and shall inure to the benefit of the heirs, personal representatives, successors and assigns of the Partners.

          12.4 Notices. All notices and other communications under this Partnership Agreement shall be in writing and shall be sufficiently given if personally delivered to the addressee or, if mailed, postage prepaid, to the addressee at his address stated in this Agreement. The address of a Partner may be changed in the manner required in this Section for the giving of notice.

          12.5 Amendments. This Partnership Agreement shall not be amended, modified, restated or extended except by the written agreement of the General Partner and 75% of the Limited Partners based on their pro rata limited partnership interests in the Partnership.

          12.6 Severability. If any clause or provision of this Partnership Agreement is determined by a court of competent jurisdiction to be illegal, invalid or unenforceable under applicable present or future laws effective during the term of this Partnership Agreement, then and in that event, it is the intention of the Partners that the remainder of this Partnership Agreement shall not be affected thereby. It is also the intention of the Partners that, in lieu of each clause or provision of this Partnership Agreement that is so determined to be illegal, invalid or unenforceable, there be added as a part of this Partnership Agreement a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and yet be legal, valid and enforceable.

          12.7 Section Headings. The section headings herein are for the convenience of reference and shall not be deemed to affect or alter any provision herein.

          12.8 Colorado Act. Except as otherwise provided herein, the terms of this Partnership Agreement shall be governed by the Colorado Act and any items not addressed in this Partnership Agreement will be governed by the Colorado Act as if written herein, except to the extent such provision of the Colorado Act is contrary to the express terms of this Partnership Agreement.

          12.9 Indemnification. Each Partner herein shall pay his separate debts punctually and does hereby indemnify the other Partners and the Partnership against any attempt or action by such Partner's creditors to recover same from the Partnership or any other Partner. Such indemnity shall extend to all expenses incurred by any Partner or the Partnership in protecting himself/itself on account thereof, including reasonable attorneys' fees and costs.

          12.10 No Waiver. The failure at any time to require performance of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

          IN WITNESS WHEREOF, the parties hereto have executed this Partnership Agreement effective as of the day and year first above written.

                                       GENERAL PARTNER:

                                       Wood Avenue Investment Co., LLC, a
                                       Colorado limited liability company

                                       By: /s/ Buck Blessing
                                          --------------------------------------
                                          Buck Blessing, Member/Manager

                                LIMITED PARTNERS

          The Limited Partners are as listed and identified below.

          Each Limited Partner shall execute the attached ACKNOWLEDGMENT AND AGREEMENT and return same to the General Partner.

                          ACKNOWLEDGMENT AND AGREEMENT

          I, Robert E. Thrailkill, as President of Bishop Capital Corporation, a Wyoming corporation, as General Partner of Bishop Powers, Ltd., a Colorado limited partnership, do hereby acknowledge and agree that I have read the foregoing Partnership Agreement of Creekside Apartments, LLLP, understand the Agreement and agree to abide by and be bound by its terms.

Bishop Powers, Ltd.,
a Colorado limited partnership

   By:   Bishop Capital Corporation,
         a Wyoming corporation,
         as General Partner

         By: /s/ Robert E. Thrailkill
            ------------------------------------
            Robert E. Thrailkill, President

Please print the name and address of the Limited Partner executing the Acknowledgment and Agreement:

                          ACKNOWLEDGMENT AND AGREEMENT

          I, Buck Blessing, as Member/Manager of Wood Avenue Investment Co., LLC, a Colorado limited liability company, do hereby acknowledge and agree that I have read the foregoing Partnership Agreement of Creekside Apartments, LLLP, understand the Agreement and agree to abide by and be bound by its terms.

Wood Avenue Investment Co., LLC,
a Colorado limited liability company,
as General Partner

By: /s/ Buck Blessing
   ---------------------------------
   Buck Blessing, Member/Manager


Please print the name and address of the Limited Partner executing the Acknowledgment and Agreement: